Exhibit 10.2

CARROLLTON BANCORP
STOCK OPTION AGREEMENT

This Stock Option Agreement (“Agreement”) is made and entered into as of the Date of Grant indicated below by and between Carrollton Bancorp, a Maryland corporation (the “Company”), and the person named below (“Participant”).

WHEREAS, Participant is a fulltime employee of the Company or any of its Subsidiaries or a non-employee director of the Company or any of its Subsidiaries; and

WHEREAS, pursuant to the Company’s 2007 Equity Plan (the “Plan”), the Committee of the Board of Directors of the Company administering the Plan (the “Committee”) has approved the grant to Participant of an option to purchase shares of the Company’s common stock, (the “Common Stock”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.           Grant of Option; Certain Terms and Conditions.  The Company hereby grants to Participant, and Participant hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the “Option Shares”) at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m. on the Expiration Date indicated below or as earlier provided in this Agreement and shall be subject to all of the terms and conditions set forth in this Agreement (the “Option”).  On each anniversary of the Date of Grant, the option shall become exercisable to purchase, and shall vest with respect to, the number of the Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

Participant:

Date of Grant:

Number of shares purchasable (“Option Shares”):

Exercise Price per share:

Expiration Date:

Annual Vesting Rate:

Type of Option (Incentive or Non-Qualified)

2.           Acceleration and Termination of Option

(a)           Termination of Employment.

(i)           Retirement.  If there is a Termination of Participant’s service with the Company or any of its Subsidiaries by reason of Participant’s Retirement, then Participant’s Option may thereafter be exercised, to the extent it was exercisable on the date of such Termination, until the earlier of 90 days from the date of such Termination and the Expiration Date (the “Option Termination Date”).

(ii)           Death.  If there is a Termination of Participant’s service with the Company or any of its Subsidiaries by reason of the death of Participant, then any Option held by Participant may thereafter be exercised, to the extent it was exercisable on the date of the Participant’s death, by the legal representative of the Participant’s estate or by any other person who acquires the right to exercise the Option by reason of such death under the Participant’s will or the laws of intestate succession, until the earlier of 12 months from the date of death and the Expiration Date (the “Option Termination Date”).

(iii)           Disability. If there is a Termination of Participant’s service with the Company or any of its Subsidiaries by reason of Participant’s Disability, then any Option held by Participant may thereafter be exercised, to the extent it was exercisable on the date of such Termination, until the earlier of 12 months from the date of such Termination or the Expiration Date (the “Option Termination Date”).

(iv)           Termination for Cause.  If there is a Termination of Participant’s service with the Company or any of its Subsidiaries for Cause, then any Option held by Participant, including any Option that is exercisable on the date of such Termination, shall immediately terminate and be of no further force and effect.

(v)           Other Termination.  If there is a Termination of Participant’s service with the Company or any of its Subsidiaries for any reason other than Retirement, death, Disability or Cause, then any Option held by Participant may thereafter be exercised, to the extent it was exercisable on the date of such Termination, until the earlier of three (3) months from the date of such Termination and the Expiration Date (the “Option Termination Date”).

(b)           Other Events Causing Acceleration of Option.  The Committee, in its sole discretion, may at any time accelerate the exercisability of all or any portion of any Option for any reason.

(c)           Rights of Stockholder.  Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options.  Shares of Common Stock issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or applicable law and regulation.

3.           Exercise. The Option shall be exercisable during Participant’s lifetime only by Participant or by his or her guardian or legal representative, and after Participant’s death only by the person or entity entitled to do so under Participant’s last will and testament or applicable intestate law.  Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased as provided in Section 5.4(c) of the Plan.  Payment of the purchase price shall be made in full concurrently with such exercise by (a) cash or certified check payable to the Company, (b) if the Company is not then prohibited from purchasing or acquiring shares of Common Stock, with shares of Common Stock that have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (c) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the “NASD Dealer”) whereby the Participant irrevocably elects  to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company or (d) any combination of the foregoing.   The delivery of certificates representing the shares of Common Stock to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option or applicable provisions of laws.

4.           Annual Limit on Incentive Stock Options. Section 422 of the Code requires for “incentive stock option” treatment that the aggregate fair market value, as defined hereinafter, of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or any of its Subsidiaries become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.  In the event the $100,000 limit is exceeded, the Participant may designate in writing to the Committee whether Participant is exercising the Incentive Stock Option portion or the Non-Qualified Stock Option portion.  In the absence of such written designation, the Incentive Stock Option portion shall be deemed exercised first to the extent thereof.  For purposes of this Section 4, the fair market value, as of any applicable date, shall have the meaning given the term “Fair Market Value” in the Plan.

5.           Payment of Withholding Taxes.  As a condition to the exercise of an Option, Participant shall, no later than the date as of which the value of an Option or of any Common Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding taxes of any kind required by law to be withheld.  The Committee may permit the Participant to satisfy all or part of his or her tax obligations related to the Option or Option Shares by having the Company withhold a portion of any Option Shares that otherwise would be issued to him or her.  Such shares of Common Stock or Option Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

6.           Tax Consequences.  Participant shall rely solely on his or her own tax advisors concerning the Option and its tax consequences.

7.           Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 2328 West Joppa Road, Suite 325, Lutherville, Maryland 21093, Attention:  Chief Executive Officer, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

8.           Notice of Disqualifying Disposition of Incentive Stock Option Shares.  To the extent this Option is an Incentive Stock Option, if Participant sells or otherwise disposes of any of the Option Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of this Option, then Participant shall immediately notify the Company in writing of such disposition.

9.           Compliance with Other Laws and Regulations.  Notwithstanding anything to the contrary in this Agreement, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required including the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or any quotation system on which the Company’s Common Stock may then be listed.  The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10.           Limited Liability.  The Company and any of its Subsidiaries or affiliates which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

(a)           The Non-Issuance of Shares.  The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)           Tax Consequences.  Any tax consequence expected, but not realized, by any Participant or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Options granted hereunder.

11.           Nontransferability.  No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant, provided, however, and to the extent permitted by applicable law and regulation, Nonqualified Stock Options may be transferred for no value to any inter vivos or terminating trust, which shall agree in writing to be bound by the terms of this Agreement and the Plan, established for estate planning purposes for the sole and exclusive benefit of such owner of the Option, one (1) or more members of such owner’s family that are related to such owner by blood (which members shall include, without limitation, the spouse, adopted children, and stepchildren of such owner) and/or any other lineal descendants of such owner and in which such owner is a trustee thereof.

12.           Plan.

(a)           Terms and Conditions.  The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time (but subject to Section 13 hereof).  The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant.  Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Participant or any other person or entity then entitled to exercise the Option.

(b)           Capitalized Terms.     Capitalized terms not otherwise defined herein shall have the meaning assigned to these terms in the Plan.

(c)           Conflict with Plan.     This Option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and, in the event any conflict between this Agreement and the Plan exists, the terms of the Plan shall govern.

13.           Amendments and Termination.  The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Option (or provide substitute Options at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Option if it were then initially granted under this Plan) for any lawful purpose, but no such action shall adversely affect rights under any outstanding Option without the holder’s consent. Notwithstanding the immediately preceding sentence, but subject to any stockholder approval requirements imposed by applicable law, the Committee may amend or cancel this Agreement, to take effect retroactively or otherwise, without the consent of the Participant as deemed necessary or advisable for the purpose of conforming this Agreement to, or exempting it from, Sections 162(m), 409A and/or 422 of the

Code and/or any other present or future law relating to the Plan and/or this Agreement and to the administrative regulations and rulings promulgated thereunder.

14.           Stockholder Rights.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement and the Plan.   With respect to the portion of any Option which has not been exercised and any payments in cash, Common Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Option or Options. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Common Stock or make payments with respect to Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

15.           Employment or Contract Rights.  No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Participant any right to continue in the employ of or contract with the Company or any of its Subsidiaries, (b) affect the right of the Company and any of its Subsidiaries to terminate the Employment or contract of Participant, with or without cause, or (c) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Subsidiaries other than the Plan.  Participant hereby acknowledges and agrees that the Company and any of its Subsidiaries may terminate the employment or service of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such Subsidiary are parties to a written agreement that expressly provides otherwise.

16.           General Provisions.

(a)           Delivery of Stock Certificates. Delivery of stock certificates to Participant under this Agreement shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company.

(b)           Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)           Performance-Based Compensation.  For purposes of Section 162(m)(4)(c) of the Code and Treasury Regulation Section 1.162-27(e)(2)(vi), the amount of compensation a Participant may receive under an Option is based solely on an increase in the value of the Common Stock after the date of the grant or award of an Option.

(d)           Entire Agreement.  This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

(e)           Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

17.           Governing Law.  This Agreement and the Option granted hereunder shall be interpreted and construed in accordance with the laws of the State of Maryland except to the extent such law is preempted by applicable federal law.

18.           Acceptance.  Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement.  Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Option Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement as of the Date of Grant.

CARROLLTON BANCORP

By:
Name:
Title:

PARTICIPANT

Printed Name

Street Address

City, State and Zip Code

Social Security Number